For Immediate Release

Hagerty Reports Third Quarter 2024 Results
Updates 2024 Outlook for Revenue and Profit Growth

•Third quarter 2024 Total Revenue increased 17% year-over-year to $323.4 million, and year-to-date 2024 Total Revenue increased 20% year-over-year to $908.3 million
•Third quarter 2024 Written Premium increased 13% year-over-year to $287.6 million, and year-to-date 2024 Written Premium increased 16% year-over-year to $827.1 million
•Third quarter 2024 Marketplace revenue increased 66% year-over-year to $21.6 million, and year-to-date 2024 Marketplace revenue increased 54% year-over-year to $38.3 million
•Third quarter 2024 Loss Ratio of 60.0% (includes $24.7 million of pre-tax catastrophe losses related to Hurricane Helene) compared to 41.1% in the prior year period. Year-to-date 2024 Loss Ratio of 47.7% compared to 41.5% in the prior year period
•Third quarter 2024 Net Income of $19.0 million, an increase of $0.4 million compared to the prior year period, and year-to-date 2024 Net Income of $69.9 million, an increase of $50.7 million compared to the prior year period
•Third quarter 2024 Adjusted EBITDA of $24.2 million, a decrease of $13.2 million compared to the prior year period, and year-to-date 2024 Adjusted EBITDA of $104.6 million, an increase of $26.2 million compared to the prior year period
•Increased 2024 growth outlook for Total Revenue to 18-19% and Written Premium to 15%. Hagerty’s outlook for Net Income and Adjusted EBITDA has been updated to account for the $24.7 million of catastrophe losses from Hurricane Helene and an estimated $5.0 million of losses from Milton

TRAVERSE CITY, Mich., November 7, 2024 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three and nine months ended September 30, 2024.
“Hagerty delivered yet another excellent quarter of strong revenue growth and operational efficiencies as we execute on our multi-year initiatives to drive sustained underlying profit growth. Year-to-date total revenue jumped 20% due to new business count gains and our growing Marketplace business. Our disciplined approach to expense management and optimization continued to drive margins higher. During the first nine months of 2024, we produced Net Income of $70 million and Adjusted EBITDA of $105 million,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“Given the strength of our results over the first nine months, we have increased our total revenue expectations for the year to 18-19% with written premiums on track to grow 15%. Our bottom line expectations were tracking consistently with our prior guidance before incorporating the losses from hurricanes Helene and Milton. After including catastrophe losses, we now expect net income growth of 131% to 163% and Adjusted EBITDA growth of 25% to 36%,” continued Mr. Hagerty.

“Hurricane Helene was a devastating event for the United States, but we have a disciplined underwriting model and our teams were prepared for the storm. I want to thank One Team Hagerty as they have been working tirelessly over the last five weeks to help our members get back out on the roads in their special cars. Hagerty’s customer-centric model and automotive expertise position us well for future growth through enhancing our net promoter scores and driving industry-leading member retention," added Mr. Hagerty.

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS

•Third quarter 2024 Total Revenue increased 17% year-over-year to $323.4 million, and year-to-date 2024 Total Revenue increased 20% year-over-year to $908.3 million
•Third quarter 2024 Written Premium increased 13% year-over-year to $287.6 million, and year-to-date 2024 Written Premium increased 16% year-over-year to $827.1 million
•Third quarter 2024 Commission and fee revenue increased 13% year-over-year to $116.2 million, and year-to-date 2024 Commission and fee revenue increased 16% year-over-year to $333.8 million
•Policies in Force Retention was 89% as of September 30, 2024 compared to 88% in the prior year period and total insured vehicles increased 8% year-over-year to 2.6 million
•Third quarter 2024 Loss Ratio was 60.0% compared to 41.1% in the prior year period, and year-to-date 2024 Loss Ratio was 47.7% compared to 41.5% in the prior year period
•Third quarter 2024 Earned Premium increased 19% year-over-year to $165.7 million, and year-to-date 2024 Earned Premium increased 24% year-over-year to $474.9 million
•Third quarter 2024 Membership, marketplace and other revenue increased 27% year-over-year to $41.5 million, and year-to-date 2024 Membership, marketplace and other revenue increased 20% year-over-year to $99.6 million
•Third quarter 2024 Marketplace revenue increased 66% year-over-year to $21.6 million, and year-to-date 2024 Marketplace revenue increased 54% year-over-year to $38.3 million
•Third quarter 2024 Membership revenue increased 7% year-over-year to $14.8 million, and 2024 Membership revenue increased 7% year-over-year to $42.4 million
◦Hagerty Drivers Club (HDC) paid members increased 8% year-over-year to approximately 868,000 compared to 807,000
•Third quarter 2024 Operating Income of $10.1 million, a decrease of $6.0 million compared to the prior year period, and year-to-date 2024 Operating Income of $60.4 million, an increase of $43.5 million compared to the prior year period
•Third quarter 2024 Operating Income margin decreased by 270 bps compared to the prior year period, and year-to-date 2024 Operating Income margin expanded by 440 bps compared to the prior year period. Hurricane Helene negatively impacted year-to-date operating margins by 280 bps
•Cost containment and resource prioritization initiatives decreased general and administrative expenses by 6.0% in the third quarter 2024 and 4.3% year-to-date. Cost discipline, combined with reduced accrued incentive compensation, resulted in a decline in salary and benefits of 8.0% in the third quarter 2024 and an increase of 0.5% year-to-date
•Third quarter 2024 depreciation and amortization was $9.2 million compared to $10.8 million in the prior year period, and year-to-date 2024 depreciation and amortization was $29.8 million compared to $34.9 million in the prior year period
•Third quarter 2024 Net Income of $19.0 million, an increase of $0.4 million compared to the prior year period, and year-to-date 2024 Net Income of $69.9 million, an increase of $50.7 million compared to the prior year period. Third quarter and year-to-date 2024 results both include an estimated $19.5 million post-tax impact from Hurricane Helene
•Third quarter 2024 Net Income includes a $2.1 million increase in interest and other income, and year-to-date 2024 Net Income includes a $12.3 million increase in interest and other income, primarily due to the diversification of Hagerty Re's investment portfolio which resulted in investing in higher yielding fixed maturity securities. In addition, third quarter 2024 Net Income includes a $0.5 million loss and year-to-date 2024 Net Income includes a $8.5 million loss due to the change in fair value and settlement of warrant liabilities
•Completed warrant exchange offer and mandatory exchange in July 2024, whereby Hagerty issued 3.9 million shares of Class A Common Stock in exchange for 19.5 million warrants

•Third quarter 2024 Adjusted EBITDA (a non-GAAP measure) of $24.2 million, a decrease of $13.2 million compared to the prior year period, and year-to-date 2024 Adjusted EBITDA of $104.6 million, an increase of $26.2 million compared to the prior year period
•Third quarter 2024 Basic and Diluted Earnings per Share was $0.03, and year-to-date 2024 Basic and Diluted Earnings per Share was $0.09
•Third quarter 2024 Adjusted EPS (a non-GAAP measure) was $0.05, and year-to-date 2024 Adjusted EPS was $0.22

The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

UPDATED 2024 OUTLOOK FOR GROWTH AND PROFITABILITY
2024 is on track to be another year of strong top-line growth and margin expansion for Hagerty as our performance-based culture powers great results for stakeholders. We remain focused on growing our Insurance, Membership and Marketplace businesses, positioning us to deliver sustained, compounding profit growth over the coming years, fund our purpose to save driving and fuel car culture for future generations.

•Key 2024 business priorities include:
◦Further improve loyalty to drive renewals and referrals
◦Enhance member experience in a cost effective and efficient way
◦Build Hagerty Marketplace into the most trusted and preferred place to buy, sell, and finance collector cars
◦Expand insurance offerings, particularly in the post-1980s collectible space

•For full year 2024, Hagerty updated its outlook:

◦Written Premium growth of approximately 15%
◦Total Revenue growth of 18-19%
◦Net Income growth of 131-163%
◦Adjusted EBITDA growth of 25-36%
◦Adjusted EBITDA and Net Income incorporate combined losses from Hurricane Helene and Hurricane Milton of $29.7 million pre-tax and $23.5 million post-tax

		Prior 2024 Outlook [1]		Revised 2024 Outlook
in thousands	2023 Results	Low End	High End	Low End	High End
Total Written Premium	$907,175	$1,034,000	$1,043,000	$1,043,000	$1,043,000
Total Revenue	$1,000,213	$1,160,000	$1,180,000	$1,180,000	$1,190,000
Net Income [2]	$28,179	$76,000	$84,000	$65,000	$74,000
Adjusted EBITDA [3]	$88,162	$130,000	$140,000	$110,000	$120,000

1    Prior 2024 Outlook shared on the Hagerty’s second quarter earnings call on August 6th, 2024.
2    Net income range assumes no impact from warrants. Fully diluted share count post warrant exchange of ~360 million including Class A Common Stock, Class V Common Stock, Series A Convertible Preferred Stock, and share-based compensation awards.
3    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting third quarter 2024 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in profit and earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) anticipated business objectives; and (iv) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within its industry and attract and retain insurance policy holders and paid HDC subscribers; (ii) maintain key strategic relationships with its insurance distribution and underwriting carrier partners; (iii) prevent, monitor and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages with its technology platforms or third-party services; (v) accelerate the adoption of Hagerty’s membership products as well as any new insurance programs and products; (vi) manage the cyclical nature of the insurance business including through any periods of recession, economic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims; (viii) comply with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (ix) manage risks associated with being a controlled company; (x) successfully defend any litigation, government inquiries and investigations, and (xi) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Hagerty's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and its business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 865,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn..

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,
	2024	2023	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$116,161	$103,173	$12,988	12.6%
Earned premium	165,686	139,785	25,901	18.5%
Membership, marketplace and other revenue	41,527	32,616	8,911	27.3%
Total revenue	323,374	275,574	47,800	17.3%
OPERATING EXPENSES:
Salaries and benefits	47,192	51,318	(4,126)	(8.0)%
Ceding commissions, net	77,501	65,413	12,088	18.5%
Losses and loss adjustment expenses	99,430	57,485	41,945	73.0%
Sales expense	59,141	47,737	11,404	23.9%
General and administrative	20,837	22,166	(1,329)	(6.0)%
Depreciation and amortization	9,184	10,753	(1,569)	(14.6)%
Restructuring, impairment and related charges, net	—	473	(473)	(100.0)%
Gains, losses, and impairments related to divestitures	—	4,112	(4,112)	(100.0)%
Total operating expenses	313,285	259,457	53,828	20.7%
OPERATING INCOME	10,089	16,117	(6,028)	(37.4)%
Gain (loss) related to warrant liabilities, net	(463)	850	(1,313)	(154.5)%
Interest and other income (expense), net	8,359	6,260	2,099	33.5%
INCOME BEFORE INCOME TAX EXPENSE	17,985	23,227	(5,242)	(22.6)%
Income tax benefit (expense)	1,022	(4,604)	5,626	(122.2)%
NET INCOME	19,007	18,623	384	2.1%
Net income attributable to non-controlling interest	(14,122)	(13,269)	(853)	6.4%
Accretion of Series A Convertible Preferred Stock	(1,875)	(1,838)	(37)	2.0%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$3,010	$3,516	$(506)	(14.4)%

Earnings per share of Class A Common Stock:
Basic	$0.03	$0.04
Diluted	$0.03	$0.04

Weighted average shares of Class A Common Stock outstanding:
Basic	89,691	84,479
Diluted	89,691	84,479

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Nine months ended September 30,
	2024	2023	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$333,817	$287,972	$45,845	15.9%
Earned premium	474,917	384,498	90,419	23.5%
Membership, marketplace and other revenue	99,573	82,700	16,873	20.4%
Total revenue	908,307	755,170	153,137	20.3%
OPERATING EXPENSES:
Salaries and benefits	161,001	160,122	879	0.5%
Ceding commissions, net	221,877	181,188	40,689	22.5%
Losses and loss adjustment expenses	226,515	159,461	67,054	42.1%
Sales expense	146,791	124,791	22,000	17.6%
General and administrative	62,072	64,865	(2,793)	(4.3)%
Depreciation and amortization	29,758	34,893	(5,135)	(14.7)%
Restructuring, impairment and related charges, net	—	8,857	(8,857)	(100.0)%
Gains, losses, and impairments related to divestitures	(87)	4,112	(4,199)	(102.1)%
Total operating expenses	847,927	738,289	109,638	14.9%
OPERATING INCOME	60,380	16,881	43,499	257.7%
Loss related to warrant liabilities, net	(8,544)	(1,419)	(7,125)	N/M
Interest and other income (expense), net	27,945	15,677	12,268	78.3%
INCOME BEFORE INCOME TAX EXPENSE	79,781	31,139	48,642	156.2%
Income tax expense	(9,918)	(12,002)	2,084	(17.4)%
NET INCOME	69,863	19,137	50,726	265.1%
Net income attributable to non-controlling interest	(55,951)	(13,477)	(42,474)	N/M
Accretion of Series A Convertible Preferred Stock	(5,552)	(1,838)	(3,714)	N/M
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$8,360	$3,822	$4,538	118.7%

Earnings per share of Class A Common Stock:
Basic	$0.09	$0.04
Diluted	$0.09	$0.04

Weighted average shares of Class A Common Stock outstanding:
Basic	86,689	84,042
Diluted	87,601	84,042

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2024	2023

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$147,120	$108,326
Restricted cash and cash equivalents	176,309	615,950
Investments	61,827	10,946
Accounts receivable	93,488	71,530
Premiums receivable	201,992	137,525
Commissions receivable	18,987	79,115
Notes receivable	62,517	35,896
Deferred acquisition costs, net	168,635	141,637
Other current assets	77,995	49,293
Total current assets	1,008,870	1,250,218
Investments	471,965	5,526
Notes receivable	11,667	17,018
Property and equipment, net	18,674	20,764
Lease right-of-use assets	45,916	50,515
Intangible assets, net	92,035	91,924
Goodwill	114,175	114,214
Other long-term assets	54,710	38,033
TOTAL ASSETS	$1,818,012	$1,588,212
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$74,547	$87,175
Losses payable and provision for unpaid losses and loss adjustment expenses	258,836	198,508
Commissions payable	94,005	108,739
Due to insurers	118,480	79,815
Advanced premiums	30,639	20,471
Unearned premiums	385,619	317,275
Contract liabilities	38,890	30,316
Total current liabilities	1,001,016	842,299
Long-term lease liabilities	44,866	50,459
Long-term debt, net	122,867	130,680
Warrant liabilities	—	34,018
Deferred tax liability	21,008	15,937
Contract liabilities	15,834	17,335
Other long-term liabilities	4,199	4,139
TOTAL LIABILITIES	1,209,790	1,094,867
Commitments and Contingencies	—	—
TEMPORARY EQUITY [1]
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of September 30, 2024 and December 31, 2023)	82,788	82,836
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 89,980,363 and 84,588,536 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	9	8
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 251,033,906 shares issued and outstanding as of September 30, 2024 and December 31, 2023)	25	25
Additional paid-in capital	601,867	561,754
Accumulated earnings (deficit)	(455,083)	(468,995)
Accumulated other comprehensive income (loss)	1,447	(88)
Total stockholders' equity	148,265	92,704
Non-controlling interest	377,169	317,805
Total equity	525,434	410,509
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$1,818,012	$1,588,212

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2024	2023

OPERATING ACTIVITIES:	in thousands
Net income	$69,863	$19,137
Adjustments to reconcile net income to net cash from operating activities:
Loss related to warrant liabilities, net	8,544	1,419
Depreciation and amortization	29,758	34,893
Provision for deferred taxes	2,772	4,973
Impairment of operating lease right-of-use assets	—	1,147
Loss on disposals of equipment, software and other assets	401	2,019
Gains, losses, and impairments related to divestitures	(87)	2,827
Share-based compensation expense	13,018	13,157
Non-cash lease expense	5,920	9,472
Other	(354)	708
Changes in operating assets and liabilities:
Accounts, premiums and commissions receivable	(28,062)	(107,001)
Deferred acquisition costs, net	(26,998)	(47,936)
Losses payable and provision for unpaid losses and loss adjustment expenses	60,328	23,527
Commissions payable	(14,734)	34,582
Due to insurers	38,586	45,322
Advanced premiums	10,166	11,800
Unearned premiums	68,344	100,439
Operating lease liabilities	(6,781)	(9,018)
Other assets and liabilities, net	(41,042)	(9,246)
Net Cash Provided by Operating Activities	189,642	132,221
INVESTING ACTIVITIES:
Capital expenditures	(17,278)	(21,556)
Acquisitions, net of cash acquired, and other investments	(23,865)	(8,690)
Issuance of notes receivable	(55,030)	(11,405)
Collection of notes receivable	32,099	10,252
Purchases of fixed maturity securities	(565,838)	(7,277)
Proceeds from sales of fixed maturity securities	53,253	—
Proceeds from maturities of fixed maturity securities	23,766	4,128
Purchases of equity securities	(10,602)	—
Other investing activities	1,005	86
Net Cash Used in Investing Activities	(562,490)	(34,462)
FINANCING ACTIVITIES:
Payments on long-term debt	(63,202)	(132,850)
Proceeds from long-term debt, net of issuance costs	52,718	100,345
Proceeds from issuance of Series A Convertible Preferred Stock, net of issuance costs	—	79,159
Contribution from non-controlling interest	—	779
Distributions paid to non-controlling interest unit holders	(5,320)	—
Payment of Series A Convertible Preferred Stock dividends	(5,600)	—
Funding of employee tax obligations upon vesting of share-based payments	(5,713)	—
Proceeds from issuance of Class A Common Stock under employee stock purchase plan	—	906
Net Cash Provided by (Used in) Financing Activities	(27,117)	48,339
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(882)	286

Change in cash and cash equivalents and restricted cash and cash equivalents	(400,847)	146,384
Beginning cash and cash equivalents and restricted cash and cash equivalents	724,276	539,191
Ending cash and cash equivalents and restricted cash and cash equivalents	$323,429	$685,575

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Operational Metrics
Total Written Premium (in thousands)	$287,609	$255,569	$827,068	$714,314
Loss Ratio	60.0%	41.1%	47.7%	41.5%
New Business Count — Insurance	77,418	69,691	225,753	201,593

GAAP Financial Measures
Total Revenue (in thousands)	$323,374	$275,574	$908,307	$755,170
Operating Income (in thousands)	$10,089	$16,117	$60,380	$16,881
Net Income (in thousands)	$19,007	$18,623	$69,863	$19,137
Basic Earnings Per Share	$0.03	$0.04	$0.09	$0.04
Diluted Earnings Per Share	$0.03	$0.04	$0.09	$0.04

Non-GAAP Financial Measures
Adjusted EBITDA (in thousands)	$24,165	$37,377	$104,605	$78,449
Adjusted Earnings Per Share	$0.05	$0.05	$0.22	$0.05

	September 30,	December 31,
	2024	2023
Operational Metrics
Policies in Force	1,494,510	1,401,037
Policies in Force Retention	88.8%	88.7%
Vehicles in Force	2,553,589	2,378,883
HDC Paid Member Count	867,596	815,007
Net Promoter Score (NPS)	82	82

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income, excluding interest and other income (expense), net, income tax (expense) benefit, and depreciation and amortization, further adjusted to exclude (i) gains and losses related to our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

	in thousands
Net income	$19,007	$18,623	$69,863	$19,137
Interest and other (income) expense [1]	(8,359)	(6,260)	(27,945)	(15,677)
Income tax (benefit) expense	(1,022)	4,604	9,918	12,002
Depreciation and amortization	9,184	10,753	29,758	34,893
EBITDA	18,810	27,720	81,594	50,355
Restructuring, impairment and related charges, net	—	473	—	8,857
(Gain) loss related to warrant liabilities, net	463	(850)	8,544	1,419
Share-based compensation expense	4,092	4,935	13,018	12,869
Gains, losses, and impairments related to divestitures	—	4,112	(87)	4,112
Other unusual items [2]	800	987	1,536	837
Adjusted EBITDA	$24,165	$37,377	$104,605	$78,449

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Condensed Consolidated Statements of Operations.
2    Other unusual items includes professional fees associated with the warrant exchange, as well as certain material severance expenses for the three and nine months ended September 30, 2024 and a net legal settlement accrual for the three and nine months ended September 30, 2023.

The following table reconciles Adjusted EBITDA for the year ended December 31, 2024 Outlook to the most directly comparable GAAP measure, which is Net income:

	2024 Low	2024 High

	in thousands
Net income	$65,000	$74,000
Interest and other (income) expense [1]	(35,000)	(35,000)
Income tax expense	14,000	15,000
Depreciation and amortization	40,000	40,000
(Gain) loss related to warrant liabilities, net	8,500	8,500
Share-based compensation expense	17,500	17,500
Adjusted EBITDA	$110,000	$120,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Condensed Consolidated Statements of Operations.

Adjusted EPS

We define Adjusted Earnings Per Share ("Adjusted EPS") as consolidated Net income, less gains and losses related to our warrant liabilities, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis; (iv) all unissued share-based compensation awards; and (v) all unexercised warrants outstanding prior to the Warrant Exchange.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis.

Management uses Adjusted EPS:

•as a measurement of operating performance of our business on a fully consolidated basis;
•to evaluate the performance and effectiveness of our operational strategies; and
•as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

	in thousands (except per share amounts)
Numerator:
Net income available to Class A Common Stockholders [1]	$2,798	$3,255	$7,753	$3,712
Accretion of Series A Convertible Preferred Stock	1,875	1,838	5,552	1,838
Undistributed earnings allocated to Series A Convertible Preferred Stock	212	261	607	110
Net income attributable to non-controlling interest	14,122	13,269	55,951	13,477
Consolidated net income	19,007	18,623	69,863	19,137
(Gain) loss related to warrant liabilities, net	463	(850)	8,544	1,419
Adjusted consolidated net income [2]	$19,470	$17,773	$78,407	$20,556

Denominator:
Weighted average shares of Class A Common Stock outstanding [1]	89,691	84,479	86,689	84,042
Total potentially dilutive securities outstanding:
Non-controlling interest units	255,178	255,499	255,178	255,499
Series A Convertible Preferred Stock, on an as-converted basis	6,785	6,785	6,785	6,785
Total unissued share-based compensation awards	8,076	8,490	8,076	8,490
Total warrants outstanding	—	19,484	—	19,484
Potentially dilutive shares outstanding	270,039	290,258	270,039	290,258
Fully dilutive shares outstanding [2]	359,730	374,737	356,728	374,300

Basic EPS [1]	$0.03	$0.04	$0.09	$0.04

Adjusted EPS [2]	$0.05	$0.05	$0.22	$0.05

1    Numerator and Denominator of the GAAP measure Basic EPS
2    Numerator and Denominator of the non-GAAP measure Adjusted EPS